CONTACT:     Bruce Zurlnick                     Leigh Parrish/Melissa Myron
             Senior Vice President and          Media Contact: Melissa Merrill
             Chief Financial Officer            Financial Dynamics
             Finlay Enterprises, Inc.           (212) 850-5600
             (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                    FINLAY ENTERPRISES REPORTS THIRD QUARTER
                             AND NINE MONTH RESULTS

NEW YORK, NY, NOVEMBER 18, 2004 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, announced today its financial results for the third quarter and first nine months of fiscal
2004.

THIRD QUARTER RESULTS

For the 13 weeks ended October 30, 2004, the Company reported a net loss of $4.8 million, or $0.55 per share, compared to last year's third quarter loss from continuing operations of $3.8 million, or $0.42 per share. Including discontinued operations associated with the closing of the Burdines departments, the prior year's third quarter net loss was $3.9 million, or $0.43 per share.

Income from operations before depreciation and amortization expenses (EBITDA)
totaled $2.0 million compared to $4.1 million in the prior year period, on a continuing operations basis.

As previously reported, comparable department store sales (departments open for the same months during the comparable period) increased 0.7% in the third quarter of fiscal 2004. Total sales increased 0.6% to $166.8 million compared to
$165.8 million a year earlier.

In the third quarter of 2004, the Company adopted a change in accounting method for how it values its inventory for LIFO purposes. Prior to the third quarter of
2004, the Company determined its LIFO inventory value by utilizing selected producer price indices published for jewelry and watches by the Bureau of Labor
Statistics. During the third quarter of 2004, the Company began applying internally developed indices that it believes more consistently measure inflation or deflation in the components of its merchandise and merchandise mix than the producer price indices.

Under the new method, the LIFO charge for the third quarter of 2004 was approximately $0.3 million compared to $0.8 million in the prior year. As a result of this change, the net loss and net loss per share for the prior quarters of 2004 have been restated. The LIFO charge under the new method for the six months ended July 31, 2004 was $0.6 million compared to $1.8 million, as previously reported, reducing the net loss and net loss per share by approximately $0.7 million or $0.08 per share, respectively. The statements of operations, as restated, for the first and second quarters of 2004 are attached.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc., commented, "Although our sales growth slowed from the first half of the year, our performance compared favorably with the reported results of our host department store groups and most of the other jewelers. Our sales were softest in August but improved in the latter half of the quarter. We are pleased with the progress we have made in executing our key merchandise and marketing initiatives and believe we are well-positioned to optimize our business opportunities in the all-important holiday season."

NINE MONTH RESULTS

For the nine months ended October 30, 2004, the Company reported a net loss of
$12.1 million, or $1.39 per share, which includes pre-tax charges of $9.1 million, or an after tax impact of $0.64 per share, associated with early debt extinguishment costs related to refinancing of the Company's debt. Excluding these charges, the current year's net loss was $6.6 million, or $0.75 per share, compared to a loss from continuing operations of $6.8 million, or $0.75 per share, in the prior year. Including discontinued operations, the prior year's nine months net loss was $5.9 million, or $0.65 per share.

The Company reported EBITDA for the nine month period of $18.4 million, compared to $19.2 million in the prior year on a continuing operations basis.

As previously reported, comparable department store sales increased 3.6% in the first nine months of fiscal 2004. Total sales increased 3.7% to $543.1 million compared to $523.4 million a year earlier.

As a result of the change in accounting method of valuing inventory for LIFO purposes, the Company recorded a LIFO charge of $0.9 million for the nine month period. This compares to a charge of $2.2 million for the comparable period a year earlier.

COMPANY OUTLOOK

The Company estimates comparable store sales for the fourth quarter will increase in the range of 2.0 - 3.0%, and total sales are projected to be between
$385 and $395 million. As such, diluted earnings per share for the fourth quarter are projected to be in the range of $3.15 to $3.25.

The Company anticipates full year diluted earnings per share, excluding charges associated with the refinancing of the Company's long term debt, will be between
$2.40 and $2.50, compared to the previous estimate of $2.35 to $2.45. The
Company's updated projections reflect the lower than anticipated third quarter results being more than offset by the positive impact of the aforementioned change in accounting method of inventory valuation for LIFO purposes. The annual
LIFO charge is projected to be in the range of $1.5 - $2.0 million. Previous
Company projections had estimated an annual LIFO charge of approximately $4.0 million.

Including the refinancing charges, which had a $0.64 per share impact on earnings, the Company projects fiscal 2004 diluted earnings per share will be in the range of $1.75 to $1.85.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, November 18, 2004 at
10:00 a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available in archives for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $902.4 million in fiscal 2003. The number of locations at the end of the third quarter of fiscal 2004 totaled 975.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                         THIRTEEN WEEKS ENDED                             THIRTY-NINE WEEKS ENDED
                                             ----------------------------------------------  --------------------------------------
                                                 OCTOBER 30,              NOVEMBER 1,            OCTOBER 30,          NOVEMBER 1,
                                                    2004                     2003                   2004                  2003
                                             -------------------    --------------------     ------------------  ------------------

Sales......................................  $166,841    100.0%     $165,784    100.0%      $543,051    100.0%    $523,440   100.0%
Cost of sales..............................    82,229     49.3        81,067     48.9        266,546     49.1      255,161    48.7
                                             -------------------    -------------------     ------------------  ------------------
       Gross margin........................    84,612     50.7        84,717     51.1        276,505     50.9      268,279    51.3
Selling, general and administrative
expenses...................................    82,629     49.5        80,594     48.6        258,096     47.5      249,124    47.6
Depreciation and amortization..............     4,298      2.6         4,353      2.6         13,061      2.4       12,718     2.5
                                             -------------------    -------------------     ------------------  ------------------
        Income (loss) from operations......    (2,315)    (1.4)         (230)    (0.1)         5,348      1.0        6,437     1.2

Interest expense, net......................     5,596      3.3         5,922      3.6         17,109      3.1       17,628     3.3
Other expense - debt extinguishment
costs(1)...................................         -        -             -        -          9,090      1.7            -       -
                                             -------------------    -------------------     ------------------  ------------------
        Loss from continuing operations
          before income taxes..............    (7,911)    (4.7)       (6,152)    (3.7)       (20,851)    (3.8)     (11,191)   (2.1)

Benefit for income taxes (2)...............    (3,085)    (1.8)       (2,399)    (1.4)        (8,756)    (1.6)      (4,362)   (0.8)
                                             -------------------    -------------------     ------------------  ------------------
        Loss from continuing operations....    (4,826)    (2.9)       (3,753)    (2.3)       (12,095)    (2.2)      (6,829)   (1.3)

Discontinued operations, net of tax of
$(80) and $597,  respectively..............         -        -          (123)       -              -        -          938     0.2
                                             -------------------    -------------------     ------------------  ------------------
        Net loss...........................   $(4,826)    (2.9)%     $(3,876)    (2.3)%     $(12,095)    (2.2)%    $(5,891)   (1.1)%
                                             ===================    ===================     ==================  ==================

Net loss per share applicable to
        common shares - basic and diluted:

        Loss from continuing operations....   $ (0.55)              $  (0.42)               $  (1.39)              $ (0.75)

        Discontinued operations............         -                  (0.01)                      -                  0.10
                                             ---------            -----------              ----------            ----------
        Net loss per share.................   $ (0.55)              $  (0.43)               $  (1.39)              $ (0.65)
                                             =========            ===========              ==========            ==========

Continuing operations, excluding Other
expense - debt extinguishment costs:
        Net loss...........................   $(4,826)              $ (3,753)               $ (6,550)              $(6,829)
                                             =========            ===========              ==========            ==========
        Net loss per share applicable to
        common shares - basic and diluted..   $ (0.55)              $  (0.42)               $  (0.75)              $ (0.75)
                                             =========            ===========              ==========            ==========
Weighted average share and share
        equivalents outstanding -
        basic and diluted.................. 8,714,961              8,989,586               8,718,083             9,049,247
                                             =========            ===========              ==========           ==========
Other information:
        EBITDA (3).........................   $ 1,983              $   4,123                $ 18,409              $ 19,155
                                             =========            ===========              ==========            ==========
Reconciliation of EBITDA:
        Income (loss) from operations......   $(2,315)             $    (230)               $  5,348              $  6,437

        Add: Depreciation and amortization.     4,298                  4,353                  13,061                12,718
                                             ---------            -----------              ----------           ----------
        EBITDA.............................   $ 1,983              $   4,123                $ 18,409              $ 19,155
                                             =========            ===========              ==========           ==========

                                                                                  THIRTY-NINE
                                                                                  WEEKS ENDED
                                                                                   OCTOBER 30,
                                                                                     2004
                                                                              -----------------

Reconciliation of Net loss and Net loss per share applicable to common shares excluding Other expense - debt
         extinguishment costs:

   Net loss..........................................................           $     (12,095)
   Add: Other expense - debt extinguishment costs,
         net of tax of  $3,545.......................................                   5,545
                                                                              -----------------
   Net loss, excluding Other expense - debt extinguishment costs.....           $      (6,550)
                                                                              =================

   Net loss, excluding Other expense, per share applicable to
        common shares - basic and diluted............................           $       (0.75)
                                                                              =================

--------------------------
(1)  Represents pre-tax debt extinguishment costs associated with the Company's debt refinancing in June 2004, including redemption premiums and the write-off of debt issuance costs.
(2)  Included in the thirty-nine weeks ended October 30, 2004 is approximately a
     $600,000 benefit associated with the reversal of tax accruals no longer required.
(3)  EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses, and excludes discontinued
     operations. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of
     EBITDA may not be comparable to similar titled measures of other companies.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                            OCTOBER 30,            NOVEMBER 1,
                                                                               2004                  2003
                                                                         -----------------     -----------------

                               ASSETS

Cash................................................................     $          2,977      $          2,281

Accounts receivable.................................................               37,065                36,411

Inventory...........................................................              305,282               300,221

Other current assets................................................               60,073                59,125
                                                                         -----------------     -----------------
    Total current assets............................................              405,397               398,038
                                                                         -----------------     -----------------

Fixed assets, net...................................................               65,086                67,926

Other assets, including goodwill....................................               95,200               110,396
                                                                         -----------------     -----------------
    Total assets....................................................     $        565,683      $        576,360
                                                                         =================     =================

                LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings...............................................     $         78,497      $         54,546

Accounts payable....................................................               54,094                69,027

Other current liabilities...........................................               70,376                66,715
                                                                         -----------------     -----------------
    Total current liabilities.......................................              202,967               190,288

Long-term debt......................................................              200,000               225,000

Deferred income taxes and other non-current liabilities.............               22,615               21,142
                                                                         -----------------     -----------------
    Total liabilities...............................................              425,582               436,430

Total stockholders' equity..........................................              140,101               139,930
                                                                         -----------------     -----------------
    Total liabilities and stockholders' equity......................     $        565,683       $       576,360
                                                                         =================     =================

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION - RESTATED FOR
CHANGE IN ACCOUNTING METHOD (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       THIRTEEN WEEKS ENDED
                                                          -----------------------------------------------
                                                               MAY 1, 2004              JULY 31, 2004
                                                              (AS ADJUSTED)             (AS ADJUSTED)
                                                           --------------------     ----------------------
Sales................................................       $187,572     100.0%       $188,638     100.0%

Cost of sales (1)....................................         91,843      49.0          92,474      49.0
                                                           --------------------     ----------------------
       Gross margin..................................         95,729      51.0          96,164      51.0

Selling, general and administrative expenses.........         88,181      47.0          87,286      46.3

Depreciation and amortization........................          4,389       2.3           4,374       2.3
                                                           --------------------     ----------------------
        Income from operations.......................          3,159       1.7           4,504       2.4

Interest expense, net................................          5,711       3.0           5,802       3.1

Other expense - debt extinguishment costs ...........              -         -           9,090       4.8

                                                           --------------------     ----------------------
        Loss before income taxes....................          (2,552)     (1.3)        (10,388)     (5.5)

Benefit for income taxes ...........................            (995)     (0.5)         (4,676)     (2.5)

                                                           --------------------     ----------------------
        Net loss....................................         $(1,557)     (0.8)%       $(5,712)     (3.0)%
                                                           ====================     ======================

        common shares - basic and diluted............        $   (0.18)                $   (0.66)
                                                             =========                 =========

Net  loss, excluding Other expense - debt
        extinguishment costs:

        Net loss.....................................        $  (1,557)                $    (167)
                                                             =========                 =========

        Net loss per share applicable to common
          shares - basic and diluted.................        $   (0.18)                $   (0.02)
                                                             ==========                =========
Weighted average share and share equivalents
         outstanding - basic and diluted............
                                                             8,794,290                 8,644,967
                                                             =========                 =========
Other information:
         EBITDA ....................................         $   7,548                 $   8,878
                                                             =========                 =========

Reconciliation of EBITDA:
        Income from operations.......................        $   3,159                 $   4,504

       Add: Depreciation and amortization ....                   4,389                     4,374
                                                             ---------                 ---------
       EBITDA........................................        $   7,548                 $   8,878
                                                            ==========                ==========

--------------------------
(1)  The restated amounts include LIFO charges for each of the thirteen week periods ended May 1, 2004 and July 31, 2004 of $0.3 million. The LIFO charge for the thirteen weeks ended May 1, 2004 and July 31, 2004, as previously reported were $0.8 million and $1.0 million, respectively.

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